UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Cornell Companies, Inc.
(Name of Registrant as Specified In Its Charter)

Pirate Capital LLC,
Jolly Roger Fund LP,
Jolly Roger Offshore Fund LTD,
Mint Master Fund Ltd. ,
Thomas R. Hudson Jr.,
Zachary R. George
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

          Pirate Capital LLC (“Pirate Capital”), Jolly Roger Fund LP, Jolly Roger Offshore Fund LTD, Mint Master Fund Ltd., Thomas R. Hudson Jr. and Zachary R. George (together, the “Pirate Group”) are filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on May 19, 2005 with respect to the solicitation of proxies for electing nominees to the board of directors of Cornell Companies, Inc. (“Cornell” or the “Company”) at the 2005 Annual Meeting of Stockholders of Cornell.  As indicated in the press release appearing below, pursuant to a letter of agreement, dated May 17, 2005 and effective as of May 18, 2005, between Pirate Capital and Cornell, Pirate Capital has agreed to, among other things, cease its solicitation of proxies in connection with Cornell’s 2005 Annual Meeting.

* * * * *

News Release

For more information:
John Nieser, CFO and Treasurer
713-623-0790

Cornell Companies and Pirate Capital Announce Agreement to End Proxy Contest
Board sets date for Annual Meeting

HOUSTON, NORWALK, May 18, 2005 (PRIMEZONE) -- Cornell Companies, Inc. (NYSE:CRN), a leading provider of privatized adult and juvenile correctional, treatment and educational services, and Pirate Capital LLC (“Pirate”) announced today that they have entered into a letter of agreement (the “Letter of Agreement”), under which Pirate has agreed to cease all efforts with respect to its previously announced proxy solicitation.

Under the terms of the agreement, Cornell has agreed to increase the size of its board of directors to nine members, and to propose for election at the upcoming shareholders meeting seven nominees chosen by Pirate, who are Leon Clements, Richard Crane, Todd Goodwin, Sally Walker, Alfred Jay Moran, Jr., Zachary R. George and Thomas R. Hudson Jr. Cornell will also propose for election Anthony R. Chase and D. Stephen Slack, two nominees selected by, and chosen from among, the current members of the board of directors of the Company. In addition, Pirate has agreed not to consummate a “going private” transaction involving Cornell for up to two years, without satisfying certain procedural safeguards.

Commenting on the agreement James Hyman, chairman and CEO of Cornell stated, “We are very pleased to have reached this important agreement with Pirate, which should address shareholder concerns with respect to Cornell’s current board, while enabling continuity of board knowledge and avoiding the expense and distraction of a contentious proxy contest.”

Separately, the Company also announced today that the board of directors has set the date for the Company’s annual meeting of shareholders as June 30, 2005.

About Cornell Companies
Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (http://www.cornellcompanies.com) has 83 facilities in 17 states and the District of Columbia, which includes two facilities under development or construction. Cornell has a total service capacity of 18,498, including capacity for 1,514 individuals that will be available upon completion of the facilities under development or construction.

Proxy Materials
You are not being asked to give any proxies or take any other action with respect to the meeting at this time. The Company will be filing a proxy statement concerning the solicitation of proxies by the board of directors in connection with the election of directors and other issues to be decided at the 2005 Annual Meeting of Shareholders. As required by the Securities and Exchange Commission (“SEC”), you are urged to read the proxy statement when it becomes available because it will contain important information. After it is filed with the SEC, you will be able to obtain the proxy statement free of charge at the SEC’s website (www.sec.gov). A proxy statement will also be made available for free to any shareholder of the Company who makes a request to the Vice President-Shareholder Relations, at (713) 623-0790 or 1700 West Loop South, Suite 1500, Houston, Texas 77027.

Information Concerning Participants
Under the rules of the SEC, this press release may be deemed to be a solicitation by the Company. Under applicable SEC rules, the following individuals, all of whom are directors of the Company, may be deemed to be participants in the solicitation of proxies on behalf of the Company: James E. Hyman (Chairman of the Board of Directors and Chief Executive Officer of the Company), Anthony R. Chase (Chairman and Chief Executive Officer of ChaseCom Limited Partnership, a communications company), Dr. Isabella C.M. Cunningham (Sharpe Centennial Professor in Communication at the University of Texas), Harry J. Phillips, Jr. (President of Timberlake Interests, Inc and Philips Investments, Inc.), D. Stephen Slack (President and Chief Executive Officer of South Bay Resources, L.L.C., an energy exploration company), Tucker Taylor (President of CBCA, Inc., a company that administers health benefits for self-insured employers), Robert F. Vagt (President of Davidson College), and Marcus A. Watts (partner in the law firm of Locke Liddell & Sapp LLP).

At April 8, 2005, each of the directors may be deemed to be the owner of the number of shares of the Company’s common stock listed after his or her name: Hyman -- 0; Chase -- 6,986; Cunningham -- 0, Phillips --90,000; Slack -- 22,584;Taylor -- 26,233; Vagt -- 3,000; and Watts -- 18,576.

In addition, under the rules of the SEC, this press release may be deemed to be a solicitation by Pirate Capital and its affiliates. Pirate Capital, Jolly Roger Fund LP, Jolly Roger Offshore Fund LTD, Mint Master Fund Ltd., Thomas R. Hudson Jr., Leon Clements, Zachary R. George, Todd Goodwin, Alfred Jay Moran, Jr., Sally Walker and Richard Crane may be deemed to be participants in the solicitation of proxies from the stockholders of Cornell in connection with the annual meeting.

Jolly Roger Fund LP is a private investment fund managed by Pirate Capital. Pirate Capital is the general partner of the Jolly Roger Fund LP and the investment adviser to Jolly Roger Offshore Fund LTD and Mint Master Fund Ltd., which are other private investment funds that beneficially own shares of common stock of Cornell and as such, Pirate Capital may be deemed to be the beneficial owner of the shares of common stock of Cornell owned by these investment funds. At May 18, 2005, Jolly Roger Offshore Fund LTD, Mint Master Fund Ltd. and Jolly Roger Fund LP were the beneficial owners of 146,200, 265,300 and 587,600 shares, respectively, of common stock of Cornell. Thomas R. Hudson Jr., as the managing member of Pirate Capital, may be deemed to be the beneficial owner of the 1,997,100 shares of common stock that are collectively owned by these investment funds. At May 18, 2005, each of these individuals may be deemed to be the owner of the number of shares of common stock listed after his or her name: Leon Clements - 0; Richard Crane - 100; Zachary George - 0; Todd Goodwin - 7,000; Alfred J. Moran - 0; and Sally Walker - 0.  Additional information about these participants and their ownership of shares of common stock of Cornell can be found in Pirate Capital’s Schedule 13D filings with the SEC.

The company logo can be found at: http://www.primezone.com/newsroom/prs/?pkgid=1468

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, (1) the direction and management of Cornell’s business by a new board of directors, (2) the outcomes of pending putative class action shareholder and derivative lawsuits, and related insurance coverage, (3) Cornell’s ability to win new contracts and to execute its growth strategy, (4) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (5) the timing and costs of the opening of new programs and facilities or the expansions of existing facilities, (6) Cornell’s ability to negotiate contracts at those facilities for which it currently does not have an operating contract, (7) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded, (8) results from alternative deployment or sale of facilities such as the New Morgan Academy or the inability to do so, (9) Cornell’s ability to complete the construction of the Moshannon Valley Correctional Center as anticipated, (10) changes in governmental policy and/or funding to discontinue or not renew existing arrangements, to eliminate or discourage the privatization of correctional, detention and pre-release services in the United States, or to eliminate rate increase, (11) the availability of financing on terms that are favorable to Cornell, and (12) fluctuations in operating results because of occupancy levels and/or mix, competition (including competition from two competitors that are substantially larger than Cornell), increases in cost of operations, fluctuations in interest rates and risks of operations.

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